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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                      8-K
                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934
                                November 24, 1999
                             -----------------------
                                (Date of Report)

                            NATIONAL CITY CORPORATION
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             (Exact name of registrant as specified in its charter)



Delaware                                1-10074              34-111088
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 (State or other jurisdiction          (Commission           IRS Employer
   of incorporation)                   File Number)          Identification No.)



1900 East Ninth Street, Cleveland, Ohio                         44114
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(Address of principal executive offices)                      (Zip Code)




                                 (216) 575-2000
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              (Registrant's telephone number, including area code)



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Item 5.  Other Events
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The Registrant has previously reported that management is aware of a potential claim by the Internal Revenue Service (the "IRS") concerning the Registrant's corporate-owned life insurance programs (the "COLI Programs"). The Registrant has now been notified by the IRS of adjustments relating to the COLI Programs that will be proposed in the Revenue Agent's Reports for the Registrant's federal income tax returns for the years 1990 through 1996. It is expected that these Revenue Agent's Reports will be served on the Registrant within 90 days. These proposed adjustments involve the disallowance of certain deductions, which, with the expected effect on tax returns for years subsequent to 1996, represent an exposure for tax and interest of approximately $200 million. Management does not agree with these proposed adjustments and will vigorously contest this claim. In the event that resolution of this matter is unfavorable, it may have a material adverse effect on the Registrant's net income for the period in which such unfavorable resolution occurs.

Item 7.  Financial Statements, Pro Forma Financial  Information and Exhibits
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         a)  FINANCIAL STATEMENTS OF BUSINESS ACQUIRED:  None
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         b)  PRO FORMA FINANCIAL INFORMATION:  None.
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         c)  EXHIBITS:  None
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                                   Signatures
                                   ----------

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 24, 1999              By: /s/ Carlton E. Langer
                                            ---------------------
                                            Carlton E. Langer
                                            Vice President
                                               and Assistant Secretary